Exodus Movement, Inc.

Forward Looking Statements

This communication contains forward-looking statements that are based on our beliefs and assumptions and on information currently available to us. In some cases, you can identify forward-looking statements by the following words: "will," "expect," "would," "intend," "believe," or other comparable terminology. Forward- looking statements in this document include, but are not limited to, statements about our future financial performance, our business plan, our market opportunities and beliefs and objectives for future operations. These statements involve risks, uncertainties, assumptions and other factors that may cause actual results or performance to be materially different. We cannot assure you that the forward-looking statements will prove to be accurate. These forward- looking statements speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy shares of Exodus's Class A common stock can be accepted and no part of any purchase price can be received until an offering statement is qualified pursuant to the Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person's indication of interest involves no obligation or commitment of any kind.

No offer to sell securities or solicitation of an offer to buy securities is being made in any state where such offer or sale is not permitted under the blue sky or state securities laws thereof. No offering is being made to individual investors unless and until the offering has been registered in that state or an exemption from registration exists. Exodus intends to complete an offering under Tier 2 of Regulation A and therefore intends to be exempted from state registration pursuant to federal law. Although an exemption from registration under state law may be available, Exodus may still be required to provide a notice filing and pay a fee in individual states. No offer to sell securities or solicitation of an offer to buy securities is being made in any international jurisdiction where such offer or sale is not permitted under the securities laws thereof. No offering is being made to individual investors unless and until the offering has been approved by a competent authority in such international jurisdiction or is made in accordance with an exemption from the relevant international jurisdiction's securities laws.

Projections & Financial Information

<u>Use of Projections and Financial Information</u>

This presentation contains financial forecasts relating to the anticipated future financial performance of Exodus. For example, projections of future [Revenue, Revenue Diversification, New Applications on Platform] and other metrics are forward-looking statements. Such financial forecasts constitute forward-looking information, are for illustrative purposes only, and should not be relied upon as necessarily being indicative of future results. Actual results may differ materially from the results contemplated by the financial forecasts contained in this presentation, and the inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved.

<u>Financial Information</u>

This presentation also includes references to financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Any non-GAAP financial measures used in this presentation are in addition to, and should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation and are subject to significant inherent limitations. The non-GAAP measures presented herein not be comparable to simple non-GAAP measures presented by other companies. Exodus believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Exodus’s financial condition and results of operations. Exodus believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing Exodus financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgements by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

The Exodus Mission

By 2030, half the world exits the traditional financial system.

Exodus makes cryptocurrency easy and secure for everyone.

STORE

SEND

RECEIVE

EXCHANGE

Exodus empowers people to control their wealth.

+ Growing cryptocurrency market opportunity
+ Delivering unique, easy-to-use, secure crypto wallet on highly scalable platform
+ Driving user and revenue growth with innovative apps, strong word-of-mouth, and unparalleled customer service
+ Initiating marketing campaigns to accelerate user growth
+ Leading industry with forward looking management team

Major Monthly Growth Over The Last Year

	2020 MONTHLY *Jan*	ANNUAL GROWTH MONTHLY	2021 MONTHLY *Jan*
EXODUS VOLUME	$43M	10x	$450M
EXODUS APPLE PAY VOLUME	-	-	$3M
ACTIVE USERS	130K	4x	600K
MOBILE APP OPENS	1.2M	12x	15M
APP DOWNLOADS	70K	7x	500K

Major Daily Growth Over The Last Year

	2020 DAILY *Jan-Feb*	ANNUAL GROWTH DAILY	2021 DAILY *Jan-Feb*
EXODUS VOLUME	$1.3M	10x	$14M
EXODUS APPLE PAY VOLUME	-	-	$100K
ACTIVE USERS	15K	13x	200K
MOBILE APP OPENS	38K	15x	600K
APP DOWNLOADS	2K	7x	15K

Exodus Growth



NEW FUNDED WALLETS
175,000
135,000
95,000
55,000
15,000
-25,000
2019-01
2019-02
2019-03
2019-04
2019-05
2019-06
2019-07
2019-08
2019-09
2019-10
2019-11
2019-12
2020-01
2020-02
2020-03
2020-04
2020-05
2020-06
2020-07
2020-08
2020-09
2020-10
2020-11
2020-12
2021-01
30% will make
first deposit into Exodus
within 90 days of downloading,
45% after 180 days.

Cryptocurrency Market Presents Significant Growth Opportunity


Investible Assets
$s in trillions
$1
$11
$226
Cryptocurrency
Gold
Personal Financial Global Wealth

Note: Gold total is priced as of 2/25/2021
Sources: Boston Consulting Group, CNBC, World Gold Council, and Exodus

+ Cryptocurrency market capitalization reached $1T in January 2021, up from ~$18B on December 31, 2016.
+ Current market capitalization is still very small compared to the ~$226T in global wealth in investable assets and ~$11T for the global gold market.

Non-Custodial Wallet Benefits

The Exodus Platform is a non-custodial wallet that enables customers to store and access their crypto assets in a secure environment.

- Customers can store, send, receive or exchange crypto assets over The Exodus Platform
- The speed of centralized crypto exchanges without the risk or rules of third party custody
- Applications developed, licensed, and managed by third parties enables Exodus to add incremental functionality to the Platform
- Private keys are only stored on users' devices to ensure only the account owner has access

	CUSTODIAL	NON-CUSTODIAL
Control Over Financial Assets	Financial Institution	Customer
Generates Private Keys	Financial Institution	Customer
Regulatory Burden	High	Low

Competitive Landscape

Exodus competes with the world's leading crypto wallets, exchanges, and select traditional financial services.

coinbase BINANCE GEMINI Robinhood bakkt kraken

Cryptocurrency Exchanges

bitpay Revolut BRD Cash App

Crypto Wallets

venmo

Traditional Financial Services

Exodus Evolution

DEC 2015 Exodus Desktop Released

JUL 2016 Exodus Movement, Inc. Officially Founded

Q1 2017 Raised $250k Friends & Family

Q4 2017 Achieved Profitability

Q3/4 2018 4X Exchange Providers

Q1 2019 Trezor Integration *(Hardware)*

Q2 2019 Android app Released

Q1 2020 WYRE Partnership Begins *(Apple Pay)*

Q1 2020 SportX app Released, 100+ Assets

Q3 2020 Rewards app Released Staking Available

MAR 2021 Public Offering to be available on Exodus Platform

5 20 40 60 90

Q1 2016 ETH Added to Exchange

Q3 2016 Raised $300k BnktotheFuture

ALL 2017 15 Assets Added, Validating Platform

Q1 2018 Enterprise Grade Infrastructure Upgrades

Q1/2 2019 Expansion of Leadership Team

Q1 2019 iOS app Released 50+ assets added

Q3 2019 Apps Platform Released

Q1 2020 Compound Finance on platform

Q1 2021 Expansion of Leadership Team

Q1 2021 Shares app Released

COMPANY RAISE PRODUCT


EXCHANGE
I have 441.99376 Chainlink
$1,566.5
LINK
65
I want Tezos
$1,498.55
XTZ
498.97834
MIN
HALF
ALL
Exchanging
65 LINK
$1,566.5
Receiving
+498.97834 XTZ
+$1,498.55
Exchange Now
$106,520.49
PORTFOLIO VALUE
BTC
Bitcoin
1.3658619
$51,129.83
$37,434.12
+3.96%
ETH
Ethereum
11.664034
$19,173.68
$1,643.83
+6.13%
LINK
Chainlink
441.99376
$10,652.04
$24.10
-2.35%
BITCOIN (BTC)
$37,434.12
Change +3.96%
Price
Balance
24H
7D
1M
3M
6M
1Y
1.3658619
Balance
$51,129.83
Value
Exchange BTC
ACTIVITY
ABOUT
VIDEOS
BLOGS
Today
Received
11:39 PM
+0.11282370
$4,223.45

Mobile App


$174,815.34
Exodus ($17,084.59)
My Trezor ($106,520.49)
What's new
$106,520.49
6 Assets
NOW
1D
1W
1M
All
24h Change
+ $2,930.03
Highest Balance
$47,839.82
Portfolio Age
2 Year, 3 Month, 30 Days
Best 24H Asset
Bitcoin +2.89%
Worst 24H Asset
Ethereum -1,25%
OVERVIEW
PRICE ACTION
PORTFOLIO
With Balance
Favorite
ASSET NAME
APY REWARDS
PRICE
24H CHANGE
30 DAY TREND
BALANCE
VALUE
PORTFOLIO %
Bitcoin
BTC
$37,434.12 USD
+3.96%
1.3658619 BTC
$51,129.83
48%

Desktop + Trezor Hardware Wallet


$174,815.34
Bitcoin
0.60205315 BTC
Ethereum
6.9382203 ETH
XRP
8,991.8421 XRP
Tether USD
1,691.54 USDT
Cosmos
51.8142987 ATOM
Tezos
498.97834 XTZ
Binance Coin
51.090281 BNB
Monero
10.298125 XMR
0.60205315 BTC
$22,537.30 USD
Send
Receive
PRICE CHART
$37,434.12
1 BTC
+3.65 %
24H change
1D
1W
1M
3M
6M
1Y
$40,000.00
$38,000.00
$36,000.00
$34,000.00
$32,000.00
$30,000.00

Desktop Hot Wallet


$174,815.34
Exchange from
TREZOR
BTC Bitcoin
1.29621116 BTC | $48,696.12 USD
MAX
HALF
MIN
0.20
BTC
7,513.61
USD
Receive to
Exodus
ETH Ethereum
1 BTC = 22.0129272 ETH
4.40258544
7,200.93
You are exchanging
0.20 BTC
$7,513.61
You will receive
4.40258544 ETH
$7,200.93
EXCHANGE
1 BTC = 22.0129272 ETH
EXCHANGE
I have 1.3658619 Bitcoin
$7,513.61
BTC
0.2
I want Ethereum
$7,200.93
ETH
4.40258544
MIN
HALF
ALL
Exchanging
0.2 BTC
$$7,513.61
Receiving
+4.40258544 ETH
+$7,200.93
Exchange Now

10K+

TRADING PAIRS SUPPORTED

Exodus Exchange Aggregator

Rewards App

The Exodus Rewards App enables users to earn interest on their staked crypto.
This is the future of passive income.


$174,815.34
CALCULATE PROFIT
STAKING BALANCE
$14,1426.50
AVERAGE APY
7.86%
3 Assets
TOTAL EARNINGS
+$719.14
Tezos (XTZ)
5.17% APY
ALL-TIME EARNINGS
+127.03185 XTZ
OVERVIEW
Cosmos (ATOM)
9.36% APY
ALL-TIME EARNINGS
+13.806213 ATOM
OVERVIEW
Algorand (ALGO)
7.45% APY
ALL-TIME EARNINGS
+0 ALGO
GET REWARD
Cardano (ADA)
4.27% APY
ALL-TIME EARNINGS
+0 ADA
GET REWARD
Ontology (ONT)
NEO (NEO)
VeChain (VET)

Rewards App

Growing Asset Staking

The Exodus Rewards App has enabled users to stake significant amounts of assets that are earning yield and generating passive income.

$319M

ASSETS STAKED AS OF FEB10'21

10%

STAKED ADA ADDRESSES ON EXODUS



$200,000,000
$180,000,000
$160,000,000
$140,000,000
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
Jan-20
Feb-20
Mar-20
Apr-20
May-20
Jun-20
Jul-20
Aug-20
Sep-20
Oct-20
Nov-20
Dec-20
Staking (XTZ)
Staking (ATOM)
Cardano (ADA)


Vision + Protocol
Investors
FINANCIAL CAPITAL
Token Value
PRODUCTION CAPITAL
Miners or Validators
Platform Functionality
Application Developers
HUMAN CAPITAL
Useful Applications
UTILITY
End Users
COMMUNITY
Exodus Platform Flywheel


Exodus Apps
Developed exclusively by Exodus to help you secure and control your wealth.
38,480
2.90484389 BTC
Portfolio
Track your portfolio details, market movements, asset prices, 24-hour price change, and more...
Wallet
Securely manage over 100 cryptocurrencies. View live price charts and transaction details.
Exchange
Fast. Private. Secure. Easily trade crypto from the comfort and convenience of your wallet.
Featured Apps
Developed by Exodus with our partners. Featured apps are reviewed and tested by Exodus.
Restore deleted apps by visiting Settings > Apps
922.23145110 DAI
+48.30930138
Purchase Exodus Shares
EXODUS
4.86%
$3,1426.50
+$219.14
5.17%
8.36%
0.93%
3.45%

Apple Pay + Exodus

+ Exodus is Wyre's #1 affiliate for Apple Pay by volume.
+ Wyre has successfully serviced over $17.5M in volume total, however, Exodus customers on iOS have attempted to purchase over $78.3M worth of crypto assets.
+ As we integrate more fiat affiliates, users will have an even better experience and this revenue segment will increase.



Buy Bitcoin
NEW
via Apple Pay or Bank Account
Pay

+ Exodus users on iOS can buy up to $500/day worth of Bitcoin using Apple Pay.
+ Simplest, easiest fiat onramp in crypto.



Apple Pay – Wyre Volume
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Jan-20
Feb-20
Mar-20
Apr-20
May-20
Jun-20
Jul-20
Aug-20
Sep-20
Oct-20
Nov-20
Dec-20
Serviced
Demand

Competitive Advantages

+ Our easy-to-use platform provides a best-in-class user experience, design, products and customer service.
+ The non-custodial functionality is encrypted locally on users' own devices and Exodus can never access or take control of our customers' funds.
+ Trusted brand name, all growth through 2020 was organic word-of-mouth.
+ The Exchange Aggregator includes proprietary software that enables our users to seamlessly access multiple exchange providers to execute an industry leading 10,000+ asset pairs.
+ The platform is growing with an estimated 1.25 million funded wallets across our desktop and mobile platforms.

Revenue Model

$21.3M
2020 Revenue

168%
2020 Revenue Growth

*Preliminary & Unaudited


96%
TRANSACTIONS

+ Revenue is generated from subscription (primarily U.S.) and transaction (primarily International) fees.
+ Transaction fees are paid by the application provider after the customer triggers an interaction.
+ Transaction fees typically on the higher end of a range from 0.2% to 2% of the transaction.
+ Diversifying revenue streams in 2021 with third party apps on the Exodus Platform.
+ Shares application may be source of new revenue after Exodus proves the model can be successful.

Revenue Growth Drivers



Buy Bitcoin
NEW
via Apple Pay or Bank Account
Pay
+36.87 ALGO Received

+ Integrating fiat onboarding system for customers from legacy financial systems to drive growth.
+ Staking and earning yield on a growing set of assets provides new opportunities for users to grow wealth.
+ Increasing marketing and user acquisition budget to grow brand awareness & user base.
+ Expanding content on Blog & YouTube; achieved 80% growth from Q3'20 to Q4'20
+ Adding new products, currencies and applications to the platform.

Scalable Operating Leverage

+ Rapid growth highlights the opportunity to improve margins.
+ Despite capturing a very small part of the cryptocurrency market, adjusted EBITDA* margins grew significantly


Revenue ($s in millions)
$7.1
$7.9
$21.3
2018
2019
2020
Actual
Preliminary & Unaudited


Adjusted EBITDA* ($s in millions)
$3.6
$(.2)
$8.9
2018
2019
2020
Actual
Preliminary & Unaudited

*See appendix for a reconciliation to Adjusted EBITDA.

Exodus Leadership



CO-FOUNDER & CEO

JP Richardson

Coding the technical magic behind the scenes, JP has published hundreds of open source libraries receiving over 80M/downloads a month. He sets our company vision and keeps us all on mission.



CO-FOUNDER & PRESIDENT

Daniel Castagnoli

From subtle sounds to smooth animations Daniel takes care of each detail. He is a master of emotional design and has designed experiences for Apple, BMW, Disney, Louis Vuitton and Nike



CHIEF OPERATING OFFICER

Sebastián Milla Goñi

Sebas got his start at Exodus on the Customer Support team before building out the Exchange Aggregator and overseeing our scaling from 35-90+ people. He's a UCLA and NYU alum with seven years of prior operational experience in community and global non-profits.



CHIEF FINANCIAL OFFICER

James Gernetzke

Complex financial transactions are at the heart of our company and a passion of our CFO, James. Previously CFO of Banyan Medical Systems and Director Finance at First Data (Fiserv), he is a CPA and received his MBA from Kellogg at Northwestern.



VP ENGINEERING

Sean Coonce

A true crypto wizard, Sean leads our engineering teams and ensures that we have industry leading technology at the heart of our products. He comes to Exodus from c|net, WhiskeyMedia, Guidebook and BitGo.



VP COMMUNITY SUPPORT

Sonja McIntosh

Community engagement is one of the things that sets us apart in a crowded field, and Sonja leads our fanatical support team. Previously, she led and served communities in senior operations roles at Simple Finance and SoFi.



CHIEF MARKETING OFFICER

Christopher Kingsley

CK loves putting Exodus in the minds and hands of our future users and evangelizing crypto. He's a Wharton School alum and former agency head who has worked with adidas, Spotify, Red Bull, Cessna, and West Point.



CHIEF PEOPLE OFFICER

Sabrina Grissom

Our very own "Yoda of Crypto HR", Sabrina makes sure our global remote team has everything they need to thrive. She comes to Exodus after leading US Talent for eToro and senior HR positions at Noble Markets, Voxy, & ZocDoc.



GENERAL COUNSEL

Dave Berson

Dave brings a wealth of experience in crypto and financial law to his role as GC. Prior to running his own corporate practice, he was a partner at Stinson, Legislative Counsel for the Senate Banking Committee, and big firms in DC. Dave received his JD from Columbia University.

Revenue Outlook


Revenue ($s in millions)
$7.1
$7.9
$21.3
$100.6
2018
2019
2020
2021
Actual
Prelim
& Unaudited
Projected

Key Assumptions:

- January 2021 unaudited revenue was $7M, implying a run rate of $84M for 2021.
- The price of Bitcoin remains largely stable at ~$32,000 (as of 1/25/2021).
- Fees/Subscription revenues are expected to remain ~2% of transaction volume.
- Scalable model should drive margin expansion despite our expectation for increased spending on customer service and marketing.
- Revenue is earned in Bitcoin; expenses are based is USD.
- Cash holding split targeted to be 50/50 Bitcoin/USD.

Summary Operating Statement

	2018	2019	2020
Revenue	$ 7.1	$ 7.9	$ 21.3
Y/Y revenue growth		*11.0%*	*168.3%*
Gross profit	$ 4.7	$ 1.3	$ 12.4
Gross margin	*66.2%*	*16.4%*	*58.6%*
Adjusted EBITDA*	$ 3.6	$ (0.2)	$ 8.9
*Adjusted EBITDA Margin**	*50.3%*	*-2.5%*	*41.7%*
	Actual	Actual	Preliminary & Unaudited

$s in Millions
**See appendix for a reconciliation to Adjusted EBITDA.*

Transaction Summary

Issuer	Exodus Movement, Inc.
Distribution	Exodus Platform
Offering size	$75M Regulation A offering ($52.5M from the sale of shares by the company, $8.1M from the sale of shares by the employees, $7.5M from the sale of shares by pre-offering investors, and $6.8M from the sale of shares by the founders); $27.42 per share for 2.7M shares
Valuation Overview	Implies a $710M enterprise value
Voting Power	99% of the voting power will be held by the holders of the class B shares and the founders will have 83% of the voting rights; new investors will have the remaining 1% of voting power
Use of proceeds	Exodus will use the capital to support continued expansion of the platform, with a focus on software development and increasing marketing efforts

Valuation


($s in millions)
$531
$799
$503
$905
$436
$1,096
$710M
Average
50%
PEER AVG
25%
PEER AVG
5x
9x
25%
WACC 7.5x EXIT
17.5%
WACC 15x EXIT
EV/User
1.25M
JAN21 USERS
EV/'21Sales
$100M
Projected 2021
DCF

See appendix for Key Valuation Model Assumptions & Definitions

$21.3M
2020 Revenue*

168%
2020 Revenue Growth*

1.25M
Funded Users

41.7%
2020 Adjusted EBITDA Margin**

+ EV/'21 sales assumes a range of 5x to 9x based on private fintech comps.
+ DCF is based on a 10-year outlook driven by a consistent Bitcoin price and expanding margins.
+ EV/Users assumes a Peer Average of $858 per user.

** Preliminary & Unaudited*
*** See appendix for a reconciliation to Adjusted EBITDA.*

Peer Comparison

Using public and private valuation metrics for comparable companies in the crypto space, we get a more accurate picture of Exodus' relative potential valuation.

$s in millions	Valuation (EV)	Sales	EV/Sales	Users	EV/Users
Coinbase	$50,000	$1,277	39.2x	43.0	$1,163
Revolut	$5,500	$223	24.7x	10.0	$550
Robinhood	$11,200	$720	15.6x	13.0	$862
SoFi	$8,650	$621	13.9x	NM	NM
Square	$95,320	$13,034	7.3x	NM	NM
Average			*20.1x*		*$858*
Median			*15.6x*		*$862*
Exodus	*$710*	*$101*	*7.0x*	*1.3*	*$568*

$s in billions	EV	Sales	EV/Sales
Robinhood	$11.2	$0.72	15.6x
Hippo	1.5	0.10	15.0x
Acorns	0.9	0.07	13.2x
Revolut	5.5	0.22	24.7x
Betterment	0.8	0.05	16.0x
Wealthfront	0.5	0.03	15.2x
BlockFi	0.4	0.02	16.2x
Coinbase	50.0	1.28	39.2x
Exodus	*0.7*	*0.10*	*7.0x*
Low			*13.2x*
High			*39.2x*
Median			*15.8x*
Mean			*19.4x*

Sources:
Private Exodus valuation Feb'21
Stifel GMP research report & Exodus estimates
Coinbase value is based off last public valuation before direct listing.
Revenue https://sec.report/Document/0001628280-21-003168/coinbaseglobalincs-1.htm; Users are from https://www.coinbase.com/about
Revolut Valuation and user https://techcrunch.com/2020/02/24/revolut-raises-500-million-at-5-5-billion-valuation/
Robinhood valuation https://techcrunch.com/2020/08/17/robinhood-raises-200m-more-at-11-2b-valuation-as-its-revenue-scales/
Sofi https://www.sofi.com/investors/


We Are Here
$
₿
THE FINANCIAL REVOLUTION


Enable/Disable Assets
Exodus Apps

Exodus makes cryptocurrency easy and secure for everyone.

APPENDIX


Enable/Disable Assets
Exodus Apps
$68,294.85
0.60205315 BTC

Non-GAAP Financial Information

This presentation includes non-GAAP financial measures. Management believes the information is important in understanding the company's financial performance. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company's underlying operating performance and operating trends. Reconciliation of net income/(loss) to EBITDA and Adjusted EBITDA is presented in the table on the next slide. The company defines EBITDA as net income/(loss) before income tax expense (benefit), interest expense, interest income, depreciation, and amortization expenses. The company defines Adjusted EBITDA as EBITDA before gain on digital assets, impairment of digital assets, stock-based compensation expenses, pre-offering issuance costs, and other one-time expenses that may arise.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company's financial statements filed with the SEC.

GAAP to Non-GAAP Reconciliation

	2018	2019	2020
Net income	$ 1.9	$ (0.2)	$ 8.2
Income tax expense / (benefit)	(1.3)	0.1	1.3
Interest expense	-	0.0	0.0
Interest income	(0.0)	(0.1)	(0.1)
Depreciation and Amortization	0.0	0.1	0.7
EBITDA	**$ 0.6**	**$ (0.1)**	**$ 10.1**
Gain on digital assets	(2.6)	(3.1)	(5.0)
Impairment of digital assets	5.6	1.7	2.4
Stock-based compensation	-	1.3	1.3
Adj. EBITDA	**$ 3.6**	**$ (0.2)**	**$ 8.9**

Actual (2018–2019) | Preliminary & Unaudited (2020)

*Note: Calculations may not add due to rounding
$s in millions

Key Valuation Model Assumptions & Definitions

- **Revenue calculation** = transaction value * average transaction/subscription fee * number of transactions
  - Bitcoin's price remains stable throughout the estimate period.
  - 2020 transaction value was $1.1B and the transaction count was 1.5M. January 2021 transaction volume was $448M and the transaction count was 443K.
  - Transaction/subscription fees are consistent at 2% of transaction value.
  - Organic growth is modest as fiat onboarding and the marketing initiatives primarily drive the revenue growth.
  - Marketing spend grows to 15% of revenue annually, up from essentially no spend on marketing.
- **COGS/SG&A assumptions:** Margins are expected to increase as the scale of the business improves.
- **Tax rate:** Expected to be 16%.
- **Valuation:** Exodus was valued on a comparable company, discounted cash-flow, and precedent transaction basis, which showed a range of $216M to $1.1B.
- **Definitions**
  - Discounted cash flow (DCF) is a valuation method used to estimate the value of an investment based on its expected future cash flows. DCF analysis attempts to figure out the value of an investment today, based on projections of how much money it will generate in the future.
    - Discounted Cash Flow (DCF) Definition (investopedia.com)
  - Enterprise value (EV) is the measure of a company's total value. It looks at the entire market value rather than just the equity value, so all ownership interests and asset claims from both debt and equity are included. EV can be thought of as the effective cost of buying a company or the theoretical price of a target company (before a takeover premium is considered).
    - Enterprise Value (EV) - Formula, Definition and Examples of EV (corporatefinanceinstitute.com)